 POWER OF ATTORNEY

I hereby appoint each of Brian D. Short and Craig H. Lewis as an attorney-in-fact, each with full power of substitution, to execute and file in my name and on my behalf with the Securities and Exchange Commission a Statement of Initial Beneficial Ownership of Securities on Form 3, a Statement of Changes of Beneficial Ownership of Securities on Form 4 or an Annual Statement of Changes of Beneficial Ownership of Securities on Form 5, together with any supplements or amendments thereto.

 /s/  D. Hugo Malan

 D. Hugo Malan

 Acknowledgement

COMMONWEALTH OF PENNSYLVANIA  )

                             )   ss

COUNTY OF PHILADELPHIA )

On this 28th day of October, 2014, before me, a notary public in and for the aforesaid state and county, personally appeared D. Hugo Malan known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purpose therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

     /s/ Patricia E. Halberstadt

                                    Notary Public

                                 My Commission expires:  July 9, 2017